Use these links to rapidly review the document

Filed Pursuant to Rule 424(B)(5)
Registration No. 333-206514

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Shares of Beneficial Interest	12,650,000	$30.75	$388,987,500	$39,171.05

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and reflects the potential additional issuance of common shares of beneficial interest pursuant to an option granted to the underwriters.

PROSPECTUS SUPPLEMENT
(To prospectus dated August 21, 2015)

11,000,000 Shares

Hospitality Properties Trust

Common Shares of Beneficial Interest

        We are offering 11,000,000 common shares of beneficial interest. Our common shares are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol "HPT." The last reported sale price for our common shares on August 12, 2016 was $31.65 per share.

        We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 1995. Our Board of Trustees has the power to refuse to permit a transfer of shares if it determines such transfer would jeopardize our qualification for taxation as a REIT. Among other things, our bylaws provide that no person may own, or be deemed to own, more than 9.8% in number or value, whichever is more restrictive, of our outstanding common shares. See "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Restrictions on Transfer of Shares" in the accompanying prospectus for a detailed description of the ownership and transfer restrictions applicable to our common shares.

        Investing in our common shares involves risks that are described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015, or our Annual Report.

	Per Share	Total
Public offering price	$30.75	$338,250,000
Underwriting discount	$1.3069	$14,375,625
Proceeds, before expenses, to us	$29.4431	$323,874,375

        The underwriters may also purchase up to an additional 1,650,000 common shares from us, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The common shares will be ready for delivery on or about August 19, 2016.

Joint Book-Running Managers
Citigroup	BofA Merrill Lynch	Morgan Stanley

Joint Lead Managers
Jefferies	RBC Capital Markets	UBS Investment Bank

Co-Managers
Baird	BB&T Capital Markets	Canaccord Genuity
Cantor Fitzgerald & Co.	D.A. Davidson & Co.	FBR
Janney Montgomery Scott	JMP Securities	Oppenheimer & Co.

The date of this prospectus supplement is August 15, 2016.

Prospectus Supplement

Prospectus

        In this prospectus supplement, the terms "HPT," "we," "our" and "us" refer to Hospitality Properties Trust and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. References in this prospectus supplement to our "shares" are to our common shares of beneficial interest.

        This prospectus supplement contains the terms of this offering. A description of our shares is set forth in the accompanying prospectus under the heading "Description of Shares of Beneficial Interest." This prospectus supplement, including the information incorporated by reference herein, may add, update or change information in the accompanying prospectus, including the information incorporated by reference therein. If information in this prospectus supplement, including the information incorporated by reference herein, is inconsistent with the accompanying prospectus, including the information incorporated by reference therein, this prospectus supplement, including the information incorporated by reference herein, will apply and will supersede that information in the accompanying prospectus (or the information incorporated by reference therein).

S-i

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, in making your investment decision. See the documents to which we have referred you in "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in "Where You Can Find More Information" and "Information Incorporated by Reference" in the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference, is accurate only as of the respective dates of such documents or other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

THE COMPANY

        We are a real estate investment trust, or REIT, formed in 1995 under the laws of the State of Maryland. Our primary business is the ownership of hotels and travel centers. As of June 30, 2016, we owned 305 hotels and 197 travel centers located in 45 states, Canada and Puerto Rico, in which we have invested approximately $8.9 billion.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389.

DISTRIBUTIONS

        Our current cash distribution rate to common shareholders is $0.51 per share per quarter, or $2.04 per share per year. Our distribution rate is set and reset from time to time by our Board of Trustees. The timing, amount and form of distributions are determined by our Board of Trustees in its sole discretion and will depend upon various factors that our Board of Trustees deems relevant, including, but not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and debt covenants, the availability of debt and equity capital to us, our funds from operations, our normalized funds from operations, and our expectation of our future capital requirements and operating performance. Therefore, there can be no assurance that we will continue to pay distributions in the future or that the amount of any distributions we do pay will not decrease.

        Our Board of Trustees declared a quarterly distribution in the amount of $0.51 per share, payable on or about August 18, 2016 to our shareholders of record on July 22, 2016. Purchasers of shares in this offering will not receive this distribution with respect to shares purchased in this offering.

        Subject to declaration by our Board of Trustees, we expect our next quarterly distribution to be declared in October 2016 and paid in November 2016. Purchasers of shares in this offering who continue to hold the shares on the record date relating to any such distribution will be entitled to receive such distribution in November 2016.

 THE OFFERING

Shares being offered by us	11,000,000 shares
Shares outstanding after the offering	162,559,788 shares
Nasdaq symbol	HPT
Risk Factors
Investing in our common shares involves risks. You should carefully consider the information set forth under the caption "Risk Factors" in our Annual Report. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement.

        The number of our shares outstanding after this offering is based on 151,559,788 shares outstanding on August 12, 2016. If the underwriters exercise their option to purchase additional shares in full, we will issue an additional 1,650,000 shares.

USE OF PROCEEDS

        We estimate that our net proceeds from this offering will be $323.4 million, after payment of the underwriting discount and other estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be $372.0 million, after payment of the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering to repay amounts outstanding under our unsecured revolving credit facility and for general business purposes.

        The amounts outstanding under our unsecured revolving credit facility were incurred, in part, for general business purposes, including to fund acquisitions. At August 12, 2016, there was $167 million outstanding under our unsecured revolving credit facility and the interest rate was 1.61% per annum. Amounts repaid under the facility may be reborrowed in the future. On August 8, 2016, we submitted an irrevocable notice to borrow an additional $83 million under our unsecured revolving credit facility.

        Affiliates of certain of the underwriters are lenders under our unsecured revolving credit facility and will receive a portion of the net proceeds from this offering used to repay amounts outstanding thereunder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

 MATERIAL UNITED STATES FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

        The following supplements and updates the summary of U.S. federal income tax considerations and Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations relating to the acquisition, ownership and disposition of our shares in our Annual Report, which summary is incorporated in this prospectus supplement by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the sections of our Annual Report captioned "United States Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" in all material respects are the material U.S. federal income tax considerations and the material ERISA considerations relevant to owners of our shares, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the Tax Code, for our 1995 through 2015 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Tax Code, it being understood that our actual qualification and taxation as a REIT, however, will depend on our continued ability to meet, and our meeting, through actual annual operating results and distributions, the various qualification tests under the Tax Code, and (2) that under the "plan assets" regulations promulgated by the U.S. Department of Labor under ERISA, our shares are "publicly offered securities" and our assets will not be deemed to be "plan assets" in respect of any benefit plan investor who acquires our shares in this offering.

        Subject to the detailed discussion contained in our Annual Report, we believe that we have qualified, and we intend to remain qualified, for taxation as a REIT under the Tax Code. As a REIT, we generally will not be subject to federal income tax on our net income distributed as dividends to our shareholders. Our distributions to you generally are includable in your income as dividends to the extent these distributions do not exceed allocable current or accumulated earnings and profits; distributions in excess of allocable current or accumulated earnings and profits generally are treated for tax purposes as a return of capital to the extent of your basis in our shares, and reduce your basis. Subject to the detailed discussion contained in our Annual Report, we intend to conduct our affairs so that our assets are not deemed to be "plan assets" of any individual retirement account, tax-favored account (such as an Archer MSA, Coverdell education savings account or health savings account), employee benefit plan subject to Title I of ERISA or other plan subject to Section 4975 of the Tax Code that acquires our shares in this offering.

        Recently issued temporary regulations increase from five years to ten years the period during which REITs are subject to corporate-level income tax on "built-in gains" recognized with respect to property acquired from a C corporation in a carryover basis transaction, as described in the section of our Annual Report captioned "United States Federal Income Tax Considerations—Acquisitions of C Corporations—Built-in Gains from C Corporations." The ten-year period is effective for property acquired by a REIT on or after August 8, 2016.

        Information reporting, backup withholding and foreign account withholding may apply to payments you receive on our shares, as described in our Annual Report. Backup withholding is not an additional tax. Any amounts withheld under backup withholding may be allowed as a credit against your U.S. federal income tax liability and, if backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, or the IRS, provided that you furnish the required information to the IRS. The backup withholding rate is currently 28%. Additionally, and as described in our Annual Report, so-called FATCA withholding potentially applies to dividends on our shares, and this FATCA withholding is expected to potentially apply to other "withholdable payments" (including payments of gross proceeds from a sale or other disposition of our shares) made after December 31, 2018.

        We encourage you to consult your tax advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you of the acquisition, ownership and disposition of our shares.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are serving as the representatives, have severally agreed to purchase, and we have agreed to sell to the underwriters, the number of shares listed opposite their names below:

Underwriter	Number of Shares
Citigroup Global Markets Inc.	2,146,439
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,146,439
Morgan Stanley & Co. LLC	2,146,439
Jefferies LLC	965,897
RBC Capital Markets, LLC	965,897
UBS Securities LLC	965,897
Robert W. Baird & Co. Incorporated	155,020
BB&T Capital Markets, a division of BB&T Securities, LLC	155,020
Canaccord Genuity Inc.	155,020
Cantor Fitzgerald & Co.	155,020
D.A. Davidson & Co.	155,020
FBR Capital Markets & Co.	155,020
Janney Montgomery Scott LLC	155,020
JMP Securities LLC	155,020
Oppenheimer & Co. Inc.	155,019
BBVA Securities Inc.	38,259
Comerica Securities, Inc.	38,259
Jones Trading Institutional Services LLC	38,259
Mizuho Securities USA Inc.	38,259
PNC Capital Markets LLC	38,259
SMBC Nikko Securities America, Inc.	38,259
U.S. Bancorp Investments, Inc.	38,259

Total	11,000,000

        The underwriters have agreed to purchase all of the shares sold under the underwriting agreement, other than those the underwriters may purchase pursuant to the option described below, if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives of the underwriters have advised us that the underwriters propose initially to offer the shares to the public at the public offering price listed on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.7841 per share. After the public offering, the public offering price and concession may be changed.

        The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$30.75	$338,250,000	$388,987,500
Underwriting discount	$1.3069	$14,375,625	$16,531,969
Proceeds, before expenses, to us	$29.4431	$323,874,375	$372,455,531

        The expenses of the offering, not including the underwriting discount, are estimated to be approximately $500,000 and are payable by us.

Option to Purchase Additional Shares

        We have granted an option to the underwriters to purchase up to an additional 1,650,000 shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We, our executive officers and our Trustees have agreed, with exceptions, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any of our shares or any securities convertible into or exercisable or exchangeable for shares, or warrants to purchase shares, and not to take certain other actions relating to our shares, for a period of 60 days after the date of this prospectus supplement without the prior written consent of Citigroup Global Markets Inc.

The Nasdaq Stock Market LLC Listing

        Our shares are listed on Nasdaq under the symbol "HPT."

Price Stabilization and Short Positions

        Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our shares. However, the underwriters may engage in transactions that stabilize the price of the shares, such as bids or purchases to peg, fix or maintain that price.

        If the underwriters create a short position in the shares in connection with the offering, i.e., if they sell more shares than are listed on the cover of this prospectus supplement, the underwriters may reduce that short position by purchasing shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the option to purchase additional shares described above. Purchases of the shares to stabilize their price or to reduce a short position may cause the price of the shares to be higher than it might be in the absence of such purchases.

        Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites is not part of this prospectus supplement. The representatives may agree to allocate a number of our shares to underwriters for sale to their online brokerage account holders.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Conflicts of Interest

        Affiliates of certain of the underwriters, including affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, BBVA Securities Inc., Comerica Securities, Inc., Mizuho Securities USA Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., are lenders to us under our unsecured revolving credit facility and will receive pro rata portions of the net proceeds from this offering used to repay amounts outstanding thereunder. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        Venable LLP, Baltimore, Maryland, our Maryland lawyers, will issue an opinion about the legality of the shares. Sullivan & Worcester LLP, Boston, Massachusetts, our lawyers, and Sidley Austin LLP, New York, New York, counsel to the underwriters, will also each issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon the opinion of Venable LLP. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Sullivan & Worcester LLP also represents The RMR Group LLC, or RMR LLC, which is our manager, TravelCenters of America LLC, or TA, Sonesta International Hotels Corporation, or Sonesta, and certain of their affiliates and related parties on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, or the Exchange Act:

  •
  Our Annual Report;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

  •
  Our Current Reports on Form 8-K dated January 4, 2016, January 29, 2016, February 1, 2016, February 10, 2016, March 31, 2016, May 25, 2016, June 17, 2016, June 22, 2016 and June 30, 2016;

  •
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report, from our definitive Proxy Statement for our 2016 Annual Meeting of Shareholders dated February 25, 2016;

  •
  The description of our common shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description; and

  •
  The description of our 7.125% Series D Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A dated June 30, 2016, including any amendments or reports filed for the purpose of updating that description.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the termination of the offering:

  •
  Reports filed under Sections 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

  •
  Any reports filed under Section 15(d) of the Exchange Act.

        Any information in future filings that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.

        You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing, or telephoning us at the following address:

Investor Relations
Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 964-8389

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's website at http://www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS THAT ARE INCORPORATED HEREIN OR THEREIN BY REFERENCE CONTAIN STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "MAY" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS PROSPECTUS SUPPLEMENT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR HOTEL MANAGERS' OR TENANTS' ABILITIES TO PAY THE CONTRACTUAL AMOUNTS OF RETURNS OR RENTS DUE TO US,

  •
  OUR ABILITY TO MAKE ACQUISITIONS OF PROPERTIES AND OTHER INVESTMENTS,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL,

  •
  OUR INTENT TO MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES AND THE SUCCESS OF OUR HOTEL RENOVATION PROGRAM,

  •
  OUR ABILITY TO ENGAGE AND RETAIN QUALIFIED MANAGERS AND TENANTS FOR OUR HOTELS AND TRAVEL CENTERS ON SATISFACTORY TERMS,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR CREDIT RATINGS,

  •
  THE ABILITY OF TA TO PAY CURRENT AND DEFERRED RENT AMOUNTS DUE TO US,

  •
  OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC.,

  •
  OUR EXPECTATION THAT WE BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,

  •
  OUR QUALIFICATION FOR TAXATION AS A REIT,

  •
  OUR EXPECTED USE OF PROCEEDS FROM THIS OFFERING, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, TA, SONESTA, RMR INC., RMR LLC, AIC AND OTHERS AFFILIATED WITH THEM.

        FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR TO MAINTAIN OUR PROPERTIES. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON AND PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

  •
  THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT. BECAUSE WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR MANAGERS OR TENANTS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS,

  •
  AS OF JUNE 30, 2016, APPROXIMATELY 79% OF OUR AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM OUR MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE

    GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS' ABILITY AND WILLINGNESS TO PAY. THE BALANCE OF OUR ANNUAL MINIMUM RETURNS AND RENTS AS OF JUNE 30, 2016 WAS NOT GUARANTEED NOR DO WE HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. WE CAN PROVIDE NO ASSURANCE WITH REGARD TO THE FUTURE PERFORMANCE OF OUR PROPERTIES AND WHETHER THEY WILL COVER OUR MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO US, OR REGARDING OUR MANAGERS', TENANTS' OR GUARANTORS' FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO US,

  •
  WE HAVE RECENTLY RENOVATED CERTAIN HOTELS AND ARE CURRENTLY RENOVATING ADDITIONAL HOTELS. WE EXPECT TO FUND APPROXIMATELY $68.6 MILLION FOR RENOVATIONS AND OTHER CAPITAL IMPROVEMENT COSTS AT OUR HOTELS DURING THE REMAINDER OF 2016. THE COST OF CAPITAL PROJECTS ASSOCIATED WITH SUCH RENOVATIONS MAY BE GREATER THAN WE NOW ANTICIPATE. WHILE OUR FUNDING OF THESE CAPITAL PROJECTS WILL CAUSE OUR CONTRACTUAL MINIMUM RETURNS TO INCREASE, THE HOTELS' OPERATING RESULTS MAY NOT INCREASE OR MAY NOT INCREASE TO THE EXTENT THAT THE MINIMUM RETURNS INCREASE. ACCORDINGLY, COVERAGE OF OUR MINIMUM RETURNS AT THESE HOTELS MAY REMAIN DEPRESSED FOR AN EXTENDED PERIOD,

  •
  WE EXPECT TO PURCHASE FROM TA DURING THE REMAINDER OF 2016 UP TO $58.0 MILLION OF CAPITAL IMPROVEMENTS TA EXPECTS TO MAKE TO THE TRAVEL CENTERS WE LEASE TO TA. PURSUANT TO THE TERMS OF THE APPLICABLE LEASES, THE ANNUAL RENT PAYABLE TO US BY TA WILL INCREASE AS A RESULT OF ANY SUCH PURCHASES. WE MAY ULTIMATELY PURCHASE MORE OR LESS THAN THIS BUDGETED AMOUNT AND OUR BOARD OF TRUSTEES AND INDEPENDENT TRUSTEES MAY AUTHORIZE MORE OR LESS THAN THIS PROJECTED AMOUNT AT THEIR DISCRETION. TA MAY NOT REALIZE RESULTS FROM ANY OF THESE CAPITAL IMPROVEMENTS WHICH EQUAL OR EXCEED THE INCREASED ANNUAL RENTS IT WILL BE OBLIGATED TO PAY TO US, WHICH COULD INCREASE THE RISK OF TA BEING UNABLE TO PAY AMOUNTS IT OWES TO US,

  •
  HOTEL ROOM DEMAND AND TRUCKING ACTIVITY ARE OFTEN REFLECTIONS OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY. IF ECONOMIC ACTIVITY IN THE COUNTRY DECLINES, HOTEL ROOM DEMAND AND TRUCKING ACTIVITY MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS AND TRAVEL CENTERS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL MANAGERS AND OUR TENANTS, INCLUDING TA, MAY SUFFER AND THESE MANAGERS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO, DEPRESSED OPERATING RESULTS FROM OUR PROPERTIES FOR EXTENDED PERIODS MAY RESULT IN THE OPERATORS OF SOME OR ALL OF OUR HOTELS AND OUR TRAVEL CENTERS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES AND SECURITY DEPOSITS WE HOLD MAY BE EXHAUSTED,

  •
  IF THE CURRENT LEVEL OF COMMERCIAL ACTIVITY IN THE COUNTRY DECLINES, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY, IF FUEL CONSERVATION MEASURES ARE INCREASED, IF FREIGHT BUSINESS IS DIRECTED AWAY FROM TRUCKING, IF TA IS UNABLE TO EFFECTIVELY COMPETE OR OPERATE ITS BUSINESS OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY CURRENT AND DEFERRED RENTS DUE TO US,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR CAN BE LEASED FOR RENTS WHICH EXCEED OUR OPERATING AND CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES,

  •
  WE HAVE AGREED TO ACQUIRE FROM AND LEASEBACK TO TA TWO TRAVEL CENTERS WHICH TA IS DEVELOPING. WE AGREED TO PURCHASE THESE PROPERTIES AT TA'S COSTS (INCLUDING HISTORICAL LAND COSTS) UP TO $46 MILLION IN THE AGGREGATE IF THE DEVELOPMENT IS SUBSTANTIALLY COMPLETED PRIOR TO JUNE 30, 2017. TA HAS BEGUN CONSTRUCTION AT THESE TRAVEL CENTERS. IT IS DIFFICULT TO ESTIMATE THE COST AND TIMING TO DEVELOP NEW TRAVEL CENTERS. CONSTRUCTION OF NEW TRAVEL CENTERS MAY BE DELAYED FOR VARIOUS REASONS SUCH AS LABOR STRIFE, WEATHER CONDITIONS, THE UNAVAILABILITY OF CONSTRUCTION MATERIALS, ETC. THE PURCHASE AND LEASEBACK OF THESE TRAVEL CENTERS MAY BE DELAYED OR THE TERMS OF THE TRANSACTION MAY CHANGE,

  •
  CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES AND ANY RELATED MANAGEMENT ARRANGEMENTS WE MAY EXPECT TO ENTER INTO MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE,

  •
  AT JUNE 30, 2016, WE HAD $20.3 MILLION OF CASH AND CASH EQUIVALENTS, $768.0 MILLION AVAILABLE UNDER OUR $1.0 BILLION REVOLVING CREDIT FACILITY AND SECURITY DEPOSITS AND GUARANTEES COVERING SOME OF OUR MINIMUM RETURNS AND RENTS. THESE STATEMENTS MAY IMPLY THAT WE HAVE ABUNDANT WORKING CAPITAL AND LIQUIDITY. HOWEVER, OUR MANAGERS AND TENANTS MAY NOT BE ABLE TO FUND MINIMUM RETURNS AND RENTS DUE TO US FROM OPERATING OUR PROPERTIES OR FROM OTHER RESOURCES; IN THE PAST AND CURRENTLY, CERTAIN OF OUR TENANTS AND HOTEL MANAGERS HAVE IN FACT NOT PAID THE MINIMUM AMOUNTS DUE TO US FROM THEIR OPERATIONS OF OUR LEASED OR MANAGED PROPERTIES. ALSO, THE SECURITY DEPOSITS AND GUARANTEES WE HAVE TO COVER ANY SUCH SHORTFALLS ARE LIMITED IN AMOUNT AND DURATION, AND ANY SECURITY DEPOSITS WE APPLY FOR SUCH SHORTFALLS DO NOT RESULT IN ADDITIONAL CASH FLOW TO US. FURTHER, OUR PROPERTIES REQUIRE, AND WE HAVE AGREED TO PROVIDE, SIGNIFICANT FUNDING FOR CAPITAL IMPROVEMENTS, RENOVATIONS AND OTHER MATTERS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY,

  •
  ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET,

  •
  THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS OR FOR SHORTER TERMS,

  •
  WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., TA, SONESTA, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE,

  •
  OUR CURRENT INTENT TO REPAY AMOUNTS OUTSTANDING UNDER OUR REVOLVING CREDIT FACILITY WITH THE NET PROCEEDS FROM THIS OFFERING IS DEPENDENT ON THE CLOSING OF THE OFFERING AND MAY NOT OCCUR,

  •
  THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY BE DELAYED OR MAY NOT BE COMPLETED, AND

  •
  THIS PROSPECTUS SUPPLEMENT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL 1,650,000 SHARES. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE

    EXERCISED IN WHOLE OR IN PART. IN FACT, WE DO NOT KNOW WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

        CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR MANAGERS' OR TENANTS' REVENUES OR EXPENSES, CHANGES IN OUR MANAGERS' OR TENANTS' FINANCIAL CONDITIONS, THE MARKET DEMAND FOR HOTEL ROOMS OR FUEL OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS", OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PROSPECTUS

HOSPITALITY PROPERTIES TRUST

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

        We or our selling security holders may offer, issue and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares of beneficial interest;

  •
  preferred shares of beneficial interest;

  •
  depositary shares; and

  •
  warrants.

        The securities described in this prospectus may be offered and sold separately or in any combination, and may include convertible or exchangeable securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.

        We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities sold by any selling security holder.

        Our common shares of beneficial interest are listed on the New York Stock Exchange, or the NYSE, under the symbol "HPT." If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

        Investment in our securities involves risk, including those described under "Risk Factors" beginning on page 2 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2015.

i

ABOUT THIS PROSPECTUS

        References in this prospectus to "we," "us," "our" or "HPT" mean Hospitality Properties Trust and its consolidated subsidiaries, unless the context otherwise requires.

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or our selling security holders may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings.

        This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, or any selling security holder offers or sells securities hereunder, we or such selling security holder, as applicable, will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated By Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

        You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling security holder will make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

 PROSPECTUS SUMMARY

        We are a real estate investment trust, or REIT, organized under Maryland law, that owns hotels and travel centers. As of June 30, 2015, we owned 484 properties consisting of 293 hotels and 191 travel centers located in 44 states, Puerto Rico and Canada in which we have invested approximately $8.4 billion.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389. Our website is www.hptreit.com. The content of our website, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under "Information Incorporated by Reference"), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should carefully review the risk factors contained under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, or our Annual Report, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to our Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading "Warning Concerning Forward Looking Statements" in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption "Risk Factors" in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR HOTEL MANAGERS' OR TENANTS' ABILITIES TO PAY THE CONTRACTUAL AMOUNTS OF RETURNS OR RENTS DUE TO US,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS,

  •
  OUR INTENT TO MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES AND THE SUCCESS OF OUR HOTEL RENOVATION PROGRAM,

  •
  OUR ABILITY TO MAKE ACQUISITIONS OF PROPERTIES AND OTHER INVESTMENTS,

  •
  OUR ABILITY TO RETAIN QUALIFIED MANAGERS AND TENANTS FOR OUR HOTELS AND TRAVEL CENTERS ON SATISFACTORY TERMS,

  •
  OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL,

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY,

  •
  OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS,

  •
  THE ABILITY OF TRAVELCENTERS OF AMERICA LLC, OR TA, TO PAY CURRENT AND DEFERRED RENT AMOUNTS DUE TO US,

  •
  OUR EXPECTATION THAT WE WILL BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC,

  •
  OUR TAX STATUS AS A REIT, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TA, SONESTA INTERNATIONAL HOTELS CORPORATION, OR SONESTA, REIT MANAGEMENT & RESEARCH INC., OR RMR INC., REIT MANAGEMENT & RESEARCH LLC, OR RMR LLC, AIC AND THEIR RELATED PERSONS AND ENTITIES.

FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS AND THE CAPITAL COSTS WE INCUR

    TO MAINTAIN OUR PROPERTIES. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON AND PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED,

  •
  THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT. BECAUSE WE DO NOT RECEIVE ANY ADDITIONAL CASH PAYMENT AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR MANAGERS OR TENANTS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS,

  •
  WE EXPECT THAT MARRIOTT INTERNATIONAL, INC., OR MARRIOTT, WILL PAY US UP TO 90% OF OUR MINIMUM RETURNS UNDER A LIMITED GUARANTY AFTER WE DEPLETE THE SECURITY DEPOSIT WE HOLD FOR ANY PAYMENT SHORTFALLS. THIS STATEMENT IMPLIES THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO US FROM OUR HOTELS MANAGED BY MARRIOTT WILL NOT EXHAUST THE GUARANTY OR SECURITY DEPOSIT WE HOLD. HOWEVER, THIS GUARANTY IS LIMITED IN AMOUNT AND EXPIRES ON DECEMBER 31, 2019, AND WE CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT'S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF OUR HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES OR AFTER MARRIOTT'S GUARANTY EXPIRES,

  •
  WE EXPECT THAT INTERCONTINENTAL HOTELS GROUP, PLC, OR INTERCONTINENTAL, WILL CONTINUE TO PAY US THE MINIMUM RETURNS INCLUDED IN OUR MANAGEMENT AGREEMENT WITH INTERCONTINENTAL AND THAT WE WILL UTILIZE THE SECURITY DEPOSIT WE HOLD FOR ANY PAYMENT SHORTFALLS. HOWEVER, THE SECURITY DEPOSIT WE HOLD FOR INTERCONTINENTAL'S OBLIGATIONS IS FOR A LIMITED AMOUNT AND WE CAN PROVIDE NO ASSURANCE THAT THE SECURITY DEPOSIT WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO US FROM OUR HOTELS MANAGED BY INTERCONTINENTAL,

  •
  WYNDHAM HOTEL GROUP, OR WYNDHAM, HAS AGREED TO PARTIALLY GUARANTEE ANNUAL MINIMUM RETURNS PAYABLE TO US BY WYNDHAM. WYNDHAM'S GUARANTEE IS LIMITED BY TIME TO ANNUAL MINIMUM RETURN PAYMENTS DUE THROUGH 2020. ACCORDINGLY, THERE IS NO ASSURANCE THAT WE WILL RECEIVE THE ANNUAL MINIMUM RETURNS DUE FROM OUR WYNDHAM MANAGED HOTELS DURING THE TERM OF OUR WYNDHAM AGREEMENT,

  •
  THE ANNUAL RENT DUE TO US UNDER A LEASE WITH A SUBSIDIARY OF MORGANS HOTEL GROUP, OR MORGANS, IS $7.6 MILLION, SUBJECT TO FUTURE INCREASES. WE CAN PROVIDE NO ASSURANCE THAT MORGANS WILL FULFILL ITS OBLIGATIONS UNDER THIS LEASE OR WITH REGARD TO THE FUTURE PERFORMANCE OF THE HOTEL WE LEASE TO MORGANS,

  •
  WE HAVE RECENTLY RENOVATED CERTAIN HOTELS AND ARE CURRENTLY RENOVATING ADDITIONAL HOTELS. THE COST OF CAPITAL PROJECTS ASSOCIATED WITH SUCH RENOVATIONS MAY BE GREATER THAN WE NOW ANTICIPATE. WHILE THE CAPITAL PROJECTS WILL CAUSE OUR CONTRACTUAL MINIMUM RETURNS TO INCREASE, THE HOTELS' OPERATING RESULTS MAY NOT INCREASE OR MAY NOT

    INCREASE TO THE EXTENT THAT THE MINIMUM RETURNS INCREASE. ACCORDINGLY, COVERAGE OF OUR MINIMUM RETURNS AT THESE HOTELS MAY REMAIN DEPRESSED FOR AN EXTENDED PERIOD,

  •
  WE HAVE NO GUARANTEE OR SECURITY DEPOSIT FOR THE MINIMUM RETURNS DUE TO US FROM SONESTA OR UNDER OUR MARRIOTT NO. 1 AGREEMENT. ACCORDINGLY, THE FUTURE RETURNS WE RECEIVE FROM HOTELS MANAGED BY SONESTA OR MANAGED BY MARRIOTT UNDER OUR MARRIOTT NO. 1 AGREEMENT ARE ENTIRELY DEPENDENT UPON THE AVAILABLE HOTEL CASH FLOW AFTER PAYMENT OF OPERATING EXPENSES OF THOSE HOTELS,

  •
  OTHER SECURITY DEPOSITS AND GUARANTEES REFERENCED HEREIN ARE ALSO LIMITED IN DURATION AND AMOUNT AND GUARANTEES ARE SUBJECT TO THE GUARANTORS' ABILITY AND WILLINGNESS TO PAY,

  •
  HOTEL ROOM DEMAND AND TRUCKING ACTIVITY ARE OFTEN REFLECTIONS OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY. IF ECONOMIC ACTIVITY IN THE COUNTRY DECLINES, HOTEL ROOM DEMAND AND TRUCKING ACTIVITY MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS AND TRAVEL CENTERS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL MANAGERS AND OUR TENANTS, INCLUDING TA, MAY SUFFER AND THESE MANAGERS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO, CONTINUED DEPRESSED OPERATING RESULTS FROM OUR PROPERTIES FOR EXTENDED PERIODS MAY RESULT IN THE OPERATORS OF SOME OR ALL OF OUR HOTELS AND TRAVEL CENTERS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES AND SECURITY DEPOSITS WE HOLD MAY BE EXHAUSTED,

  •
  IF THE CURRENT LEVEL OF COMMERCIAL ACTIVITY IN THE COUNTRY DECLINES, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY, IF FUEL CONSERVATION MEASURES ARE INCREASED, IF FREIGHT BUSINESS IS DIRECTED AWAY FROM TRUCKING, IF TA IS UNABLE TO EFFECTIVELY COMPETE OR OPERATE ITS BUSINESS OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY CURRENT AND DEFERRED RENTS DUE TO US,

  •
  OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES THAT GENERATE RETURNS OR LEASE THEM FOR RENTS WHICH EXCEED OUR OPERATING AND CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES,

  •
  CONTINGENCIES IN OUR PENDING AND FUTURE ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE,

  •
  THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE BEEN AMENDED AND EXTENDED FOR 20 YEAR TERMS. THE AMENDED MANAGEMENT AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION AND EXTENSIONS IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR 20 YEARS OR FOR SHORTER OR LONGER TERMS,

  •
  OUR MANAGERS AND TENANTS MAY NOT BE ABLE TO FUND MINIMUM RETURNS AND RENTS DUE TO US FROM OPERATING OUR PROPERTIES OR FROM OTHER

    RESOURCES; IN THE PAST AND CURRENTLY CERTAIN OF OUR TENANTS AND HOTEL MANAGERS HAVE IN FACT NOT BEEN ABLE TO PAY THE MINIMUM AMOUNTS DUE TO US FROM THEIR OPERATIONS OF OUR LEASED OR MANAGED PROPERTIES. ALSO, THE SECURITY DEPOSITS AND GUARANTEES WE HAVE TO COVER ANY SUCH SHORTFALLS ARE LIMITED IN AMOUNT AND DURATION, AND ANY SECURITY DEPOSITS WE APPLY FOR SUCH SHORTFALLS DO NOT RESULT IN ADDITIONAL CASH FLOW TO US AS WE ALREADY RECEIVED THOSE FUNDS. FURTHER, OUR PROPERTIES REQUIRE, AND WE HAVE AGREED TO PROVIDE, SIGNIFICANT FUNDING FOR CAPITAL IMPROVEMENTS, RENOVATIONS AND OTHER MATTERS. ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR LIQUIDITY,

  •
  WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY,

  •
  ACTUAL COSTS UNDER OUR UNSECURED REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES,

  •
  THE MAXIMUM BORROWING AVAILABILITY UNDER OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN MAY BE INCREASED TO UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR,

  •
  THE MARGINS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR UNSECURED REVOLVING CREDIT FACILITY AND UNSECURED TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR UNSECURED REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO CHANGE,

  •
  WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR UNSECURED REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING CERTAIN CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, AND

  •
  WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., TA, SONESTA, AIC, AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. IN FACT, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE.

        THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR MANAGERS' OR TENANTS' REVENUES OR EXPENSES, CHANGES IN OUR MANAGERS' OR TENANTS' FINANCIAL CONDITIONS OR THE MARKET DEMAND FOR HOTEL ROOMS OR FUEL, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN OUR ANNUAL REPORT OR IN OUR OTHER FILINGS WITH THE SEC, INCLUDING UNDER THE

CAPTION "RISK FACTORS", OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
FIXED CHARGES AND PREFERRED DISTRIBUTIONS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred distributions for each of the periods shown.

	Six Months Ended June 30, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	2.76x	2.43x	1.88x	2.13x	2.43x	1.16x
Ratio of Earnings to Fixed Charges and Preferred distributions	2.41x	2.11x	1.59x	1.64x	1.99x	0.95x	(1)

(1)
The deficiency for this period was approximately $7.9 million.

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges and preferred distributions to income from continuing operations (including gains on sales of properties, if any) before income tax expense and equity in earnings (losses) of an investee. Fixed charges consist of interest expense (including net amortization of debt discounts, premiums and deferred financing fees). The ratios of earnings to fixed charges were computed by dividing our earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred distributions were computed by dividing our earnings by fixed charges and preferred distributions.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities covered by this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving credit facility or other debt. Until we apply the proceeds from a sale of securities covered by this prospectus to their stated purposes, we may invest those proceeds in short term investments, including repurchase agreements, some or all of which may not be investment grade.

        Unless otherwise set forth in the applicable prospectus supplement, we will not receive any of the proceeds of the sale by any selling security holder of securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

        References in this "Description of Debt Securities" section to "we," "us," "our" or "HPT" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indentures, and any supplemental indentures or officer's certificates related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

        The debt securities sold under this prospectus will be direct obligations of HPT and, unless otherwise stated in a prospectus supplement, will not be obligations of any of its subsidiaries. Such debt obligations may be secured or unsecured, and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated," and which may be convertible into another security. The debt securities that we refer to as "senior" will be direct obligations of HPT and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates and any related record dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption or repurchase, including the redemption or repurchase price;

  •
  whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

  •
  whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

  •
  any restriction or condition on the transferability of debt securities;

  •
  any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

  •
  any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

  •
  provisions, if any, granting special rights to holders upon the occurrence of specified events;

  •
  any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

  •
  any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

  •
  any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." The registrar will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

  •
  we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

  •
  immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

  •
  we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  we do not pay the principal of or any premium on a debt security of that series when due;

  •
  we do not pay interest on a debt security of that series within 30 days after its due date;

  •
  we do not deposit any sinking fund payment for that series within 30 days after its due date;

  •
  we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

  •
  we experience specified events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default described in the applicable prospectus supplement occurs.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and is continuing;

  •
  the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and our debt securities:

        Changes Requiring Your Approval.    First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of, or interest on, a debt security;

  •
  reduce the principal of, or the rate of interest on, a debt security;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

  •
  change the currency or place of payment on a debt security;

  •
  impair a holder's right to sue for payment on or after the stated maturity of a debt security;

  •
  in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring Majority Approval.    Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" without the consent of each holder of debt securities affected by the waiver.

        Changes Not Requiring Approval.    Third, certain changes do not require any approval of holders of debt securities. These include:

  •
  to evidence the assumption by a successor obligor of our obligations;

  •
  to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

  •
  to add any additional events of default for the benefit of holders of all or any series of debt securities;

  •
  to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

  •
  to add guarantees of or to secure all or any series of the debt securities;

  •
  to establish the forms or terms of debt securities of any series;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee;

  •
  to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

  •
  to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

  •
  to prohibit the authentication and delivery of additional series of debt securities;

  •
  to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

  •
  to comply with the rules of any applicable depositary; or

  •
  to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

        Further Details Concerning Approval.    Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under "—Discharge, Defeasance and Covenant Defeasance—Discharge" or "—Full Defeasance."

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

  •
  we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a "government obligation" for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

  •
  we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your right to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called "covenant defeasance."

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:

  •
  most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

  •
  any subordination provisions; and

  •
  certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

        The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our REIT status under the Internal Revenue Code of 1986, as amended, or the Code.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

  •
  provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

  •
  by the depositary for such registered global security to its nominee;

  •
  by a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

  •
  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

  •
  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

  •
  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

  •
  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

        We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

        Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

        The indentures and our debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        References in this "Description of Shares of Beneficial Interest" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.

        Our declaration of trust authorizes us to issue up to an aggregate of 300,000,000 shares of beneficial interest, of which 200,000,000 are currently designated as common shares of beneficial interest, par value $.01 per share, and 100,000,000 are currently designated as preferred shares of beneficial interest, without par value. As of June 30, 2015, we had 151,485,368 common shares issued and outstanding. As of June 30, 2015, 3,450,000 of our preferred shares were designated as 8 7/8% Series B Cumulative Redeemable Preferred Shares, none of which were issued and outstanding, 13,800,000 of our preferred shares were designated as 7% Series C Cumulative Redeemable Preferred Shares, none of which were issued and outstanding, and 12,650,000 of our preferred shares were designated as 7 1/8% Series D Cumulative Redeemable Preferred Shares, or the Series D Preferred Shares, 11,600,000 of which were issued and outstanding.

        Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of our shares of beneficial interest or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.

        Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, all of our common shares are entitled:

  •
  to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.

        For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

Preferred Shares

        A description of our outstanding Series D Preferred Shares is set forth in our registration statement on Form 8-A dated January 18, 2012, as filed with the SEC, which is incorporated herein by reference.

        The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including any applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.

        General.    Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.

        The preferred shares will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the preferred shares for specific terms, including:

  •
  the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

  •
  the initial offering price of such preferred shares;

  •
  relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

  •
  any redemption or sinking fund provisions of that class or series;

  •
  any voting rights;

  •
  any conversion or exchange provisions;

  •
  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

  •
  any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any procedures for any auction and remarketing;

  •
  any listing of such preferred shares on any securities exchange; and

  •
  any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT.

        Holders of our preferred shares have no preemptive rights to subscribe for any of our securities.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the preferred shares offered by such prospectus supplement.

        The issuance of preferred shares, the issuance of rights to purchase preferred shares or the possibility of the issuance of preferred shares or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we have issued or may issue in the future.

        For additional information about our preferred shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws" below.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular class or series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        Rank.    Unless our Board of Trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our common shares.

        Distributions.    Holders of preferred shares of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our Board of Trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        We will not authorize or pay any distributions on a class or series of preferred shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of beneficial interest, including preferred shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

        Distributions on any class or series of preferred shares may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.

        We refer to our common shares or other shares, now or hereafter issued, that rank junior to an applicable class or series of preferred shares with respect to distribution rights as junior shares. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior shares, or redeem or otherwise acquire junior shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of preferred shares and on all our other class or series of preferred shares ranking senior to or on a parity with such class or series of preferred shares for all past distribution periods. The preceding sentence does not prohibit:

  •
  distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior shares;

  •
  conversions into or exchanges for junior shares;

  •
  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding preferred shares of such class or series and any other class or series of shares ranking on a parity with such class or series of preferred shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

  •
  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

        To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

        Unless full cumulative distributions on a class or series of preferred shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of preferred shares ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of preferred shares and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.

        Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.

        Redemption.    We may have the right or may be required to redeem one or more class or series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a class or series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any class or series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

        Liquidation Preference.    The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of beneficial interest upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of preferred shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of preferred shares will not be added to our total liabilities.

        Voting Rights.    Holders of our preferred shares will not have any voting rights, except as described below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other class or series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our Board of Trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable class or series are in arrears for six consecutive quarterly periods. If the applicable class or series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment all distributions accrued and unpaid on the applicable class or series. If the applicable class or series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare and pay or set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable class or series. In the event the preferred shareholders are so entitled to elect trustees, the entire Board of Trustees will be increased by two trustees.

        Unless otherwise provided for in an applicable class or series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of preferred shares outstanding at that time:

  •
  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

  •
  reclassify any authorized shares of beneficial interest into a class or series of shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights;

  •
  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that class or series of preferred shares with respect to distribution and liquidation rights; and

  •
  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that class or series of preferred shares, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of preferred shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a class or series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of preferred shares remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a class or series, each depositary share will in effect be entitled to a fraction of a vote.

        Conversion and Exchange Rights.    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange shares of any class or series of preferred shares into common shares or any other class or series of shares of beneficial interest or debt securities or other property. The terms will include the number of common shares or other securities or property into which the preferred shares are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Wells Fargo Bank, National Association. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        References in this "Description of Depositary Shares" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.

        We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.

Distributions

        The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

  •
  all depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

  •
  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither we nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and the depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        References in this "Description of Warrants" section to "we," "us" or "our" mean Hospitality Properties Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

  •
  the offering price;

  •
  the currencies in which such warrants are being offered;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants;

  •
  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the date on which the warrants will expire;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the name of the warrant agent; and

  •
  the other terms of the warrants.

        We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a REIT under Maryland law. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have filed with the SEC, and the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide for a Board of Trustees of five members and that our Board of Trustees may change the number of trustees. The number of trustees constituting our entire Board of Trustees may be increased or decreased from time to time only by a vote of two-thirds of the trustees or an amendment to our declaration of trust approved by two-thirds of the outstanding shares entitled to vote, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. In the case of failure to elect trustees at an annual meeting of shareholders, the incumbent trustees will hold over and continue to direct the management of our business and affairs until they resign or their successors are elected and qualify. Any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred or was created and until a successor is elected and qualifies.

        There is no cumulative voting in the election of trustees. At each annual meeting of shareholders, the affirmative vote of the holders of our shares representing a majority of the total number of votes authorized to be cast by shares then outstanding and entitled to vote thereon shall be sufficient to elect a trustee; provided, however, the election of a managing trustee or an independent trustee in an uncontested election, which is an election in which the number of nominees for election equals (or is less than) the number to be elected at the meeting, is by a majority of the votes cast at the meeting.

        Our declaration of trust previously divided our Board of Trustees into three classes, with shareholders electing the trustees of each class for three year terms and only one class of trustees being elected each year. Pursuant to an amendment to our declaration of trust approved at our 2014 annual meeting of shareholders, effective at our 2015 annual meeting of shareholders, trustees of the class of trustees whose term expired at that meeting or that expires at a subsequent annual meeting of shareholders are elected annually, with all of our trustees being elected annually as of our 2017 annual meeting of shareholders. The classified board provision, to the extent it is in effect, could have the effect of making the replacement of our incumbent trustees more time consuming and difficult.

        Under our bylaws, our trustees are qualified as "independent trustees" or "managing trustees," and our bylaws require that (except for temporary periods due to vacancies), a majority of the trustees holding office will at all times be independent trustees. For those purposes, an "independent trustee" is not involved in our day to day activities, is not an employee of our manager, RMR LLC, and qualifies as independent under our declaration of trust, if applicable, and applicable rules of the NYSE and the

SEC. A "managing trustee" is a trustee who is not an independent trustee and who has been an employee of RMR LLC or has been involved in our day to day activities for at least one year prior to his or her election. Our Board of Trustees is currently composed of three independent trustees and two managing trustees.

        Our declaration of trust and bylaws provide that a trustee may be removed with or without cause by the affirmative vote either of all the remaining trustees or of the holders of not less than two-thirds of our common shares entitled to vote in the election of trustees. These provisions preclude shareholders from removing our incumbent trustees unless they can obtain the requisite affirmative vote of shares. Any shareholders proposing to remove one or more trustees must meet all of the requirements in our bylaws for a nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under "—Advance Notice of Trustee Nominations and New Business."

Advance Notice of Trustee Nominations and New Business

        Annual Meetings of Shareholders.    Our bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made only (1) in our notice of the meeting, or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures set forth in our bylaws.

        Under our bylaws, a shareholder's written notice of nominations for trustee or other matters to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year's annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period for the giving of a shareholder's notice.

        Our bylaws set forth procedures for submission of nominations for trustee elections and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:

  •
  requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of such shareholder's submission of the nomination or notice of the proposal, the record date for determining the shareholders entitled to vote at the meeting and the time of the meeting (including any adjournment or postponement thereof), with the aggregate shares owned by such shareholder(s) as of each such date during such three-year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

  •
  requiring certain information to be provided regarding any proposed nominee by the proposing shareholder;

  •
  requiring certain information to be provided with respect to any business other than the election of trustees that a shareholder proposes to bring before a meeting of our shareholders;

  •
  requiring certain information to be provided as to the shareholder giving the notice and certain of its affiliates; and

  •
  providing that the proposing shareholder is responsible for ensuring compliance with the advance notice provisions, that any responses of the shareholder to any request for information will not cure any defect in the shareholder's notice and that neither we, our Board of Trustees or any committee of our Board of Trustees nor any of our officers has any duty to request clarification or update information or inform the proposing shareholder of any defect in the shareholder's notice.

        Special Meetings of Shareholders.    With respect to special meetings of shareholders, our bylaws provide that only business brought before the meeting pursuant to our notice of the meeting or otherwise properly brought before the meeting by or at the direction of the Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election as a trustee if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder's notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of any nominee proposed by the trustees to be elected at such meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder's notice.

Meetings of Shareholders; Actions by Written Consent

        Under our declaration of trust, our annual meeting of shareholders will take place within six months after the end of the fiscal year. Under our declaration of trust and bylaws, special meetings of shareholders may be called only by a majority of our Board of Trustees, provided that, if there are no trustees, our officers shall call a special meeting of the shareholders for the purpose of electing trustees.

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consent instead of a vote at a shareholders meeting.

Liability and Indemnification of Trustees and Officers

        The laws relating to Maryland real estate investment trusts, or the Maryland REIT Law, permit a REIT formed under the Maryland REIT Law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The Maryland REIT Law permits a REIT formed under the Maryland REIT Law to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his or her good faith belief that the director or officer has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        Our declaration of trust includes provisions obligating us to indemnify our trustees and officers against any claim or liability to which they may become subject by reason of their status or actions as trustees or officers to the maximum extent permitted by Maryland law. Our declaration of trust also obligates us to pay or reimburse individuals described above for reasonable expenses in advance of final disposition of a proceeding.

        We have also entered into indemnification agreements with our trustees and our officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys' and other professional fees, arising from the shareholder's violation, together with interest on such amounts. Our bylaws further provide that matters for which a shareholder is liable and obligated to indemnify and hold us harmless include any breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws, including the advance notice provisions pertaining to shareholder nominations and other proposals, and these provisions of our declaration of trust and bylaws apply to derivative actions brought against us in which the shareholder is not the prevailing party.

Disputes by Shareholders

        Our bylaws provide that actions brought against us or any trustee, officer, manager (including RMR LLC or its successor), agent or employee of us, by a shareholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.

Forum for Certain Disputes

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a duty owed by any of our Trustees, officers, managers, agents or employees to us or our shareholders, (3) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees arising pursuant to Maryland law or our declaration of trust or bylaws, including any disputes, claims or controversies brought by or on behalf of any of our shareholders or (4) any action asserting a claim against us or any of our Trustees, officers, managers, agents or employees governed by the internal affairs doctrine of the State of Maryland. Any person or entity purchasing or otherwise acquiring any interest in our shares of beneficial interest is deemed to have notice of and consented to this provision. This choice of forum provision will limit a shareholder's ability to bring a claim in another judicial forum, including in a judicial forum that it believes is favorable for disputes with us or our Trustees, officers, managers, agents or employees, which may discourage lawsuits against us and our Trustees, officers, managers, agents or employees. This provision of our bylaws does not abrogate or supersede other provisions of bylaws which may require the resolution of such disputes by arbitration.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them so long as the affiliate's interest in the transaction is disclosed or known to the trustees or shareholders and the transaction is approved or ratified by a majority vote of either the trustees who are not interested in the transaction or the shareholders, and subject to the satisfaction of certain other procedural requirements. Other than general legal principles applicable to self-dealing by trustees and interested trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Restrictions on Transfer of Shares

        Our declaration of trust provides that our Board of Trustees has the power to refuse to permit a transfer of shares if it determines such transfer would jeopardize our qualification for taxation as a REIT under the Code. In connection with the foregoing, if our Board of Trustees shall, at any time, be of the opinion that (1) direct or indirect ownership (as defined in our declaration of trust) of shares representing more than 9.8% of the number, value or voting power of the total of our outstanding shares has or may become concentrated in the hands of one beneficial owner, other than specified excepted persons, (2) our shares would be owned by fewer than 100 persons, or (3) we would be 'closely held' under the Code, our Board of Trustees shall have the power and right to (a) refuse to transfer or issue such excess shares to any person whose acquisition of such shares would, in the opinion of our Board of Trustees, result in the direct or indirect beneficial ownership of such excess shares by a person other than an excepted person and (b) to treat such excess shares as having been transferred to a trustee, as described more fully below, and the purported transfer to the proposed transferee shall be void ab initio, and such intended transferee deemed never to have had an interest in the shares.

        Our bylaws provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number or value, whichever is more restrictive, of any class or series of our outstanding shares, or 9.8% in number or value, whichever is more restrictive, of our outstanding common shares. Our bylaws also prohibit any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Code or would otherwise cause us to fail to qualify for taxation as a REIT. Any transfer of shares which results in our shares being owned by fewer than 100 persons will be void ab initio and the proposed transferee shall acquire no rights in such shares.

        Our Board of Trustees, in its discretion, may exempt a proposed transferee from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in our being closely held under Section 856(h) of the Code or our otherwise failing to qualify for taxation as a REIT; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expect to become a party; and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our Board of Trustees may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our qualification for taxation as a REIT and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.

        In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:

  •
  the general reputation and moral character of the person requesting an exemption;

  •
  whether the person's ownership of shares would be direct or through ownership attribution;

  •
  whether the person's ownership of shares would interfere with the conduct of our business, including our ability to acquire additional properties or additional investments in issuers currently invested in by us or other issuers;

  •
  whether granting an exemption would adversely affect any of our existing contractual arrangements;

  •
  whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

  •
  whether the person requesting an exemption is attempting a change in control or to affect our policies in a way in which the Board of Trustees, in its discretion, considers adverse to our or our shareholders' best interests.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the Board of Trustees is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the charitable trust will be deemed to be effective as of the close of business on the business day prior to the date of the Board of Trustees' determination to have such transfer occur or at such other time determined by the Board of Trustees. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.

        Unless otherwise directed by the Board of Trustees, within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our bylaws. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

  •
  the prohibited owner will receive the lesser of:

  (1)
  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, a gift, devise or other similar transaction, the market price (as defined in our bylaws) of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the charitable trustee's costs, expenses and compensation described below; and

  (2)
  the net sales proceeds received by the trustee from the sale of the shares held in the charitable trust; and

  •
  any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

        If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:

  •
  those shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by a trustee, the prohibited owner must pay the excess to the trustee upon demand.

        Also, shares held in the charitable trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise, gift or similar transaction, the market price per share on the day of the event causing that transfer; and

  •
  the market price on the date we or our designee accepts the offer.

        In either of the above cases, the price per share will be less our and the charitable trustee's costs, expenses and compensation described below.

        We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed to the prohibited owner.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and to provide to us such other information as we may request.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns and a description of the manner in which those shares are held. Any such owner who holds our shares as nominee for another person who is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each such shareholder and each such actual owner is required to provide us with any additional information that we may request in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the foregoing share ownership limitations. In addition, each shareholder is required to provide us with such information as we may request, in good faith, in order to determine our qualification for taxation as a REIT, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.

        Our bylaws provide that the trustee of the charitable trust is entitled to reasonable compensation, as approved by our Board of Trustees, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our bylaws. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust.

        We are also entitled, without limiting a shareholder's other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our bylaws.

        The restrictions in our declaration of trust and bylaws described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated interdealer quotation system. Our bylaws provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

        All certificates evidencing our shares and any share statements for our uncertificated shares may bear legends referring to the foregoing restrictions.

        The restrictions on transfer in our governing documents are intended to assist with REIT compliance under the Code and otherwise to promote our orderly governance. These restrictions do not apply to RMR LLC or its affiliates.

Regulatory Compliance and Disclosure

        Our bylaws provide that any shareholder who, by virtue of such shareholder's ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in the bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which the Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

        Our bylaws also provide that if a shareholder, by virtue of such shareholder's ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder's shares or proxies for such shares in excess of a certain amount pursuant to applicable law but the Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by the Board of Trustees, in proportion to the total shares otherwise voted on such matter.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five year prohibition period has ended, a business combination between a trust and an interested shareholder generally must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. The MGCL provides for certain exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Amendment to our Declaration of Trust, Dissolution and Mergers

        Under the Maryland REIT Law, a REIT formed under Maryland law generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of an amendment of the declaration of trust (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment has been approved by a two-thirds vote of our Board of Trustees. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to effect changes in our unissued shares, as described more fully above. The Maryland REIT Law provides that a majority of our entire board, without action by the shareholders, may, among other things, amend our declaration of trust to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares.

Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the prohibition in our declaration of trust and bylaws of any shareholder other than excepted holders, including RMR LLC and its affiliates, from owning more than 9.8% of the number or value, whichever is more restrictive, of any class or series of our outstanding shares, including our common shares;

  •
  the division of our Trustees into classes, with two classes remaining with terms expiring in 2016 and 2017, respectively, which could delay a change of control of us (although effective at our 2015 annual meeting of shareholders, trustees of the class of trustees whose term expired at that meeting or expires at a subsequent annual meeting of shareholders are elected annually, with all of our trustees being elected annually as of our 2017 annual meeting of shareholders, and with a majority of our current trustees having terms expiring at our 2016 annual meeting of shareholders);

  •
  the authority of our Board of Trustees to make various elections under Maryland's Unsolicited Takeover Act and other provisions of Maryland law which may delay or otherwise prevent a change of control of us;

  •
  required qualifications for an individual to serve as a trustee and a requirement that certain of our trustees be "managing trustees" and other trustees be "independent trustees";

  •
  limitations on the ability of, and various requirements that must be satisfied in order for, our shareholders to propose nominees for election as trustees and propose other business to be considered at a meeting of our shareholders;

  •
  the requirement that an individual trustee may be removed by the shareholders, with or without cause, by the affirmative vote of holders at least two-thirds of our common shares entitled to vote in the election of trustees or by the affirmative vote of all remaining trustees;

  •
  the authority of our Board of Trustees, and not our shareholders, to adopt, amend or repeal our bylaws;

  •
  the fact that only our Board of Trustees may call shareholder meetings and that shareholders are not entitled to act without a meeting;

  •
  the authority of our Board of Trustees to adopt certain amendments to our declaration of trust without shareholder approval, including the authority to increase or decrease the number of authorized shares, to create new classes or series of shares (including a class or series of shares that could delay or prevent a transaction or a change in our control that might involve a premium for our shares or otherwise be in the best interests of our shareholders), to increase or decrease the number of shares of any class or series, and to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of our shares or any new class or series of shares created by our Board of Trustees;

  •
  the requirement that amendments to our declaration of trust may be made only if approved by two-thirds of our trustees;

  •
  the provisions of the Maryland REIT Law and our declaration of trust which together have the effect of requiring the approval of at least two-thirds of all shares entitled to vote on the matter for our merger or dissolution and requiring the approval of at least two-thirds of all the shares entitled to vote on the matter for certain amendments to our declaration of trust;

  •
  the ability of our trustees to expand our Board of Trustees and fill vacancies which may be created by our Board of Trustees;

  •
  requirements that shareholders comply with regulatory requirements (including Nevada and Louisiana gaming and Indiana insurance licensing requirements) affecting us which could effectively limit share ownership of us, including in some cases, to 5% of our outstanding shares; and

  •
  certain change in control provisions of our Series D Preferred Shares, which would provide the holders of the Series D Preferred Shares with the right to convert some or all of their Series D Preferred Shares into a number of our common shares as described in the applicable articles supplementary.

        In addition, our credit agreement for our unsecured revolving credit facility and unsecured term loan and our shareholders agreement with AIC each also contain change in control provisions, which are further described below, and our business management and property management agreements with RMR LLC contain provisions that allow for termination for convenience and termination for a performance reason but require the payment of a termination fee, as further described in those agreements.

        For all of these reasons, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

Liability of Shareholders for Breach of Restrictions on Ownership

        Our credit agreement for our unsecured revolving credit facility and unsecured term loan provides that a change in our control, as defined in that agreement and including RMR LLC ceasing to act as our business manager, constitutes a default under such agreement, and a default under the agreement could result in a cross-default under our senior unsecured notes or our other debt. In addition, our shareholders agreement with respect to AIC provides that AIC and the other shareholders of AIC may have rights to acquire our interests in AIC if such an acquisition occurs or if we experience some other change in control. If a breach of the ownership limitations or other provisions of our declaration of trust or bylaws results in a default under our credit agreement or our other debt or a loss of our ownership interests in AIC, the shareholder or shareholders causing the breach may be liable to us and may be liable to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights of the shares owned by the breaching shareholder or shareholders, as described above, and these damages may be material.

SELLING SECURITY HOLDERS

        Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities of the type described in this prospectus in various private transactions. These selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        Information regarding the selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated herein by reference.

PLAN OF DISTRIBUTION

        We or our selling security holders may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We or our selling security holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or our selling security holders also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us or our selling security holders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us or our selling security holders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our selling security holders, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or our selling security holders for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We or our selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or our selling security holders or borrowed from us, our selling security holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or our selling security holders in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of the initial selling security holder's securities offered under this prospectus will decrease as and when any pledgee, secured party or other person takes such actions. The plan of distribution for that selling security holder's securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of their securities, if any, covered by this prospectus.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us or our selling security holders and our or their affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

        Unless otherwise specified in connection with the particular offering of any securities, Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Sullivan & Worcester LLP also represents RMR LLC, our manager, and certain of its affiliates on various matters.

EXPERTS

        The consolidated financial statements of Hospitality Properties Trust appearing in Hospitality Properties Trust's Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), and the effectiveness of Hospitality Properties Trust's internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our Internet site at www.hptreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under "Information Incorporated by Reference"), is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NYSE under the symbol "HPT," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015;

  •
  our Current Reports on Form 8-K dated June 1, 2015 (filed June 4, 2015), June 1, 2015 (filed June 5, 2015), June 5, 2015 (Item 1.01 and the related exhibits included in Item 9.01 only), June 9, 2015, June 16, 2015, June 23, 2015 and July 23, 2015;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, from our definitive Proxy Statement for our 2015 Annual Meeting of Shareholders dated March 31, 2015;

  •
  the description of our common shares contained in our registration statement on Form 8-A dated August 14, 1995, including any amendments or reports filed for the purpose of updating that description; and

  •
  the description of our 7 1/8% Series D Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A dated January 18, 2012, including any amendments or reports filed for the purpose of updating that description.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 796-8232, Attention: Investor Relations.

Hospitality Properties Trust

Citigroup
BofA Merrill Lynch
Morgan Stanley
Jefferies
RBC Capital Markets
UBS Investment Bank
Baird
BB&T Capital Markets
Canaccord Genuity
Cantor Fitzgerald & Co.
D.A. Davidson & Co.
FBR
Janney Montgomery Scott
JMP Securities
Oppenheimer & Co.